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                                                                    Exhibit 23.1

                            [Letterhead of KPMG LLP]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
SPSS Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of SPSS Inc. of (i) our report dated March 16, 2005, with respect to the consolidated balance sheets of SPSS Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, which report appears in the December 31, 2004 annual report on Form 10-K of SPSS Inc. and (ii) our report dated April 21, 2005 with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which report appears in the December 31, 2004 annual report on Form 10-K/A of SPSS Inc. We also consent to the reference of our Firm under the caption "Experts" in the prospectus.

Our report dated March 16, 2005, contains an explanatory paragraph that refers to the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" effective July 1, 2003.

Our report dated April 21, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that SPSS Inc. did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of the material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state SPSS Inc. did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effect of the material weaknesses identified in management's assessment associated with the Company's accounting for revenue and income taxes.

/s/ KPMG LLP
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KPMG LLP

Chicago, Illinois
June 15, 2005